UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 13, 2012

Commission File Number 000-54530

FOREX INTERNATIONAL TRADING CORP.
(Exact name of small business issuer as specified in its charter)

Nevada	27-0603137
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Moria 30 Avenue, Haifa, Israel 34572
(Address of principal executive offices)

888-333-8075
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Entry Into A Material Definitive Agreement

On February 13, 2012, Direct JV Investments Inc., a wholly-owned subsidiary of Forex International Trading Corporation (the “Company”) entered into a Joint Venture Agreement (the “Agreement”) with Vulcan Oil & Gas Inc. (“Vulcan”), whereby the Company will from time to time provide financing to certain Vulcan alternative, green and solar energy projects (the “Projects”) with the goal of sharing in any rebates awarded by the government on any of the Projects.  For all Projects in the U.S. residential market, profits and losses from each of the Projects will be allocated at the conclusion of each fiscal year at a ratio of 60%  to Vulcan and 40% to the Company.  For all other projects, the profit and loss allocation will be determined on a case by case basis.  There is no guarantee that the Projects will generate any revenues.

Item 9.01                      Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

10.1	Joint Venture Agreement by and between and Direct JV Investments Inc., a wholly-owned subsidiary of Forex International Trading Corporation and Vulcan Oil & Gas Inc. dated January 26, 2012

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FOREX INTERNATIONAL TRADING CORP.

	By:	/s/ Liat Franco
Name: Liat Franco
Title: CEO, President, Secretary, Treasurer and Director

Date: February 14, 2012 Haifa, Israel

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